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                                  EXHIBIT 5

                  OPINION OF RAY, QUINNEY & NEBEKER AS TO
                 THE LEGALITY OF THE SHARES BEING REGISTERED.






                                 December __, 1997





First Security Corporation                          Rio Grande Bancshares, Inc.
Attn: Morgan J. Evans, President                    Ben H. Haines, President
79 South Main Street                                500 South Main Street
Salt Lake City, Utah  84111                         Las Cruces, New Mexico



               Re: REGISTRATION AND ISSUANCE OF FIRST SECURITY CORPORATION COMMON STOCK TO SHAREHOLDERS OF RIO GRANDE BANCSHARES, INC. AND FIRST NATIONAL BANK OF DONA ANA COUNTY.


Dear Messrs. Evans and Haines:


          This Firm has acted as counsel to First Security Corporation, a Delaware corporation ("the Company), in connection with its registration of 2,900,000 shares of its common stock, par value $1.25 ("the Shares") for use in the Merger (as defined in the Prospectus/Proxy Statement included in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on _______, 1997.

          In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company and of Rio Grande Bancshares and/or First National Bank of Dona Ana County. Based upon and in reliance on the foregoing, it is our opinion that:





Morgan J. Evans
Ben Haines
December 2, 1997
Page 2


     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.

     2. When issued and distributed to the Shareholders of Rio Grande Bancshares, Inc. and to the Shareholders of First National Bank of
     Dona Ana County under the terms of the Merger Agreement, the Shares will be duly and validly issued and will be fully paid and nonassessable.

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     3.  The shareholders of the Company have no pre-emptive rights to acquire additional shares of First Security Common Stock in respect of the Shares.

          We hereby consent to the use of our name in the Prospectus/Proxy Statement and therein being disclosed as counsel to the Company in this matter.


                                       Very truly yours,

                                       RAY, QUINNEY & NEBEKER



                                       By: /s/ A. R. Thorup
                                           -----------------------------------
                                           A. Robert Thorup, a Shareholder and
                                           Director of the Firm